EXHIBIT 4.24

QUALIFICATION CERTIFICATE

TO:	Ontario Securities Commission

AND TO:	Alberta Securities Commission

British Columbia Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan, Securities Division The Manitoba Securities Commission

Financial and Consumer Services Commission (New Brunswick) Nova Scotia Securities Commission

Superintendent of Securities, Prince Edward Island Superintendent of Securities, Newfoundland and Labrador

RE:	Vox Royalty Corp. (the “Issuer”) – Preliminary Short Form Base Shelf Prospectus dated October 25, 2022 (the “Base Shelf Prospectus”)

This certificate is delivered by the Issuer pursuant to Section 4.1(1)(a)(ii) of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) to enable the Issuer to file the Base Shelf Prospectus to distribute common shares, preferred shares, debt securities, warrants, subscription receipts and units. The Issuer is relying on Section 2.2 of NI 44-101 and Section 2.2 of National Instrument 44-102 – Shelf Distributions (“NI 44-102”) to qualify to file the Base Shelf Prospectus. Terms used herein and not otherwise defined have the meanings ascribed thereto in NI 44-101 and NI 44-102.

The undersigned, for and on behalf of the Issuer and not in his personal capacity, hereby certifies that:

(a)	the Issuer is an electronic filer under National Instrument 13-101 System for Electronic Document Analysis and Retrieval (SEDAR);

(b)	the Issuer is a reporting issuer in at least one jurisdiction of Canada;

(c)

the Issuer has filed with the securities regulatory authority in each jurisdiction in which it is a reporting issuer all periodic and timely disclosure documents that it is required to have filed in that jurisdiction,

(i)	under applicable securities legislation,

(ii)	pursuant to an order issued by the securities regulatory authority, or

(iii)	pursuant to an undertaking to the securities regulatory authority;

(d)	the issuer has, in at least one jurisdiction in which it is a reporting issuer,

(i)	current annual financial statements, and

(ii)	a current AIF;

(e)	the Issuer’s equity securities are listed and posted for trading on a short form eligible exchange and the Issuer is not an issuer,

(i)	whose operations have ceased, or

(ii)	whose principal asset is cash, cash equivalents, or its exchange listing; and

(f)	all of the material incorporated by reference in the Base Shelf Prospectus and not previously filed is being filed with the Base Shelf Prospectus.

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DATED on October 25, 2022.

VOX ROYALTY CORP.

By:	/s/ Pascal Attard

Pascal Attard
Chief Financial Officer